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                                                                      Exhibit 22

                         CMG INFORMATION SERVICES, INC.
                         SUBSIDIARIES OF THE REGISTRANT


1.   SalesLink Corporation, a Massachusetts corporation.

2.   CMG Securities Corporation, a Massachusetts corporation.

3.   CMG @Ventures, Inc., a Delaware corporation.

4.   CMG @Ventures Capital Corporation, a Delaware corporation.

5.   CMG @Ventures, L.P., a Delaware limited partnership.

6.   Lycos, Inc., a Delaware corporation

7.   NetCarta Corporation, a California corporation

8.   CMG Direct Interactive, Inc., a Delaware corporation.

9.   Black Sun Interactive, Inc., a Delaware corporation.

10.  Freemark Communications, Inc., a Delaware corporation.

11.  GeoCities, a California corporation.

12.  Planet Direct Corporation, a Delaware corporation.

13.  CyberVillages Corporation, a Delaware corporation.

14.  ADSmart Corporation, a Delaware corporation.

15.  InfoMation Publishing Corporation, a Delaware corporation.


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